[LETTERHEAD OF JAMES C. MARSHALL, CPA, PC.]


                        Report of Independent Accountants


To the Board of Directors
OrderPro Logistics, Inc.
Tucson, Arizona


We have audited the accompanying balance sheet of OrderPro Logistics, Inc. as of July 31, 2000 and the related statements of income, stockholders' equity and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of OrderPro Logistics, Inc. as of July 31, 2000, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.


                                   /s/ James C. Marshall, CPA, PC

Scottsdale, Arizona
September 8, 2000

                            ORDERPRO LOGISTICS, INC.
                                  BALANCE SHEET
                                  JULY 31, 2000


                                     ASSETS

Current Assets
  Cash and cash equivalents                                        $  1,383
  Accounts receivable - trade                                       155,410
                                                                   --------
        Current Assets                                              156,793
                                                                   --------

Property and equipment, net of accumulated depreciation              83,848

Deferred tax asset                                                      108
                                                                   --------

        Total Assets                                               $240,749
                                                                   ========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Current Liabilities
  Accounts payable                                                 $111,339
  Accrued liabilities                                                24,565
  Income taxes payable                                                2,016
                                                                   --------
        Current Liabilities                                         137,920
                                                                   --------

        Total Liabilities                                           137,920

Stockholders' Equity
  Common Stock - No par value, authorized 1,000,000 shares,
   issued and outstanding 752,000                                    95,493
  Retained Earnings                                                   7,336
                                                                   --------
        Total Stockholders' Equity                                  102,829
                                                                   --------

        Total Liabilities and Stockholders' Equity                 $240,749
                                                                   ========

   The accompanying notes are an integral part of these financial statements.

                            ORDERPRO LOGISTICS, INC.
                               STATEMENT OF INCOME
                 FOR THE PERIOD FROM INCEPTION TO JULY 31, 2000



Revenue                                                            $168,175

Direct cost of revenue                                              127,530
                                                                   --------

        Gross Profit                                                 40,645

Expenses
  Administrative costs                                                1,943
  Amortization and depreciation                                       1,826
  Rent and occupancy costs                                            8,354
  Employee costs                                                     19,278
                                                                   --------
        Total Costs                                                  31,401
                                                                   --------

Income before income taxes                                            9,244

Income tax expense                                                    1,908
                                                                   --------

Net Income                                                         $  7,336
                                                                   ========

Income per common share                                            $   0.01
                                                                   ========

Weighted average shares outstanding                                 752,000
                                                                   ========

   The accompanying notes are an integral part of these financial statements.

                            ORDERPRO LOGISTICS, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE PERIOD FROM INCEPTION TO JULY 31, 2000



                                 Common Stock
                              -------------------       Retained
                              Shares       Amount       Earnings      Total
                              ------       ------       --------      -----
Balance at May 12, 2000,
 date of incorporation        752,000     $ 95,493                  $ 95,493
Net Income                                             $  7,336        7,336
                             --------     --------     --------     --------

Balance at July 31, 2000      752,000     $ 95,493     $  7,336     $102,829
                             ========     ========     ========     ========

   The accompanying notes are an integral part of these financial statements.

                            ORDERPRO LOGISTICS, INC.
                             STATEMENT OF CASH FLOWS
                 FOR THE PERIOD FROM INCEPTION TO JULY 31, 2000




Income from operations                                                $   7,336

Adjustments to Reconcile Net Income From Operations
 to Net Cash Provided by (from) Operating Activities:
  Deferred tax asset                                                       (108)
  Amortization and depreciation                                           1,826
                                                                      ---------
        Net cash provided by operations                                   9,054

Changes in Operating Assets and Liabilities
 (Increase) in accounts receivable                                     (155,410)
 Increase in accounts payable                                           111,339
 Increase in accrued liabilities                                         24,565
 Increase in income taxes payable                                         2,016
                                                                      ---------
        Net cash (used in) operating activities                         (17,490)

Cash Flows From Investing Activities
 Acquisition of property and equipment                                     (181)
                                                                      ---------
        Net cash (used in) investing activities                            (181)

Cash Flows From Financing Activities
 Sale of Common Stock                                                    10,000
                                                                      ---------
        Net cash provided by financing activities                        10,000

Net increase in cash and cash equivalents                                 1,383

Cash and cash equivalents at beginning of period                             --
                                                                      ---------

Cash and cash equivalents at end of period                            $   1,383
                                                                      =========

   The accompanying notes are an integral part of these financial statements.

                            ORDERPRO LOGISTICS, INC.
                          NOTES TO FINANCIAL STATEMENT
              FOR THE PERIOD FROM INCEPTION TO ENDED JULY 31, 2000


NOTE 1 - THE COMPANY

OrderPro Logistics, Inc. (the "Company") was incorporated in the state of Arizona on May 12, 2000. The Company had no operations until July 2000. The Company provides freight brokerage, and logistics services through internet access, on-sight presence and custom designed software. The Company's year end is December 31.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

REVENUE AND EXPENSE RECOGNITION - The Company recognized revenue when the freight is tendered to the carrier at origin, and the Company records the concurrent liability to the carrier and any other expenses related to shipment for which the Company is liable. Where the Company does not assume the liability for payment of expenses, or risk of collection it recognizes commission upon performance of services.

ACCOUNTS RECEIVABLE - The Company recognizes revenue based on its revenue recognition policy and provides an allowance for doubtful accounts based on the Company's evaluation of credit worthiness and collection prospects for each client. At July 31, 2000, all amounts are estimated to be collectible.

PROPERTY AND EQUIPMENT - Property and equipment are carried at cost less accumulated depreciation. Cost was determined based on the depreciated carrying value of the stockholder at the time the assets were placed in the Company. Property and equipment is depreciated on a straight line basis over the estimated useful life of the asset, ranging from three to seven years,

The Company is committed to completion of an internet and software system for its internal use and potentially for sale or lease to third parties. The remaining development costs related to completion of this asset is estimated to be $200,000. The amounts expended for this programming and development are being capitalized as an asset of the Company and depreciated over its estimated useful life.

INCOME TAXES - Income taxes are accounted for under the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                            ORDERPRO LOGISTICS, INC.
                          NOTES TO FINANCIAL STATEMENT
              FOR THE PERIOD FROM INCEPTION TO ENDED JULY 31, 2000
                                   (continued)


NOTE 3. - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

        Computers                                                $13,772
        Software and libraries                                    15,262
        Internally developed software                             45,341
        Furniture and equipment                                   11,299
                                                                 -------
                                                                  85,674
        Less: accumulated depreciation                             1,826
                                                                 -------

                                                                 $83,848
                                                                 =======

Depreciation expense for the period ended July 31, 2000 was $1,826.

NOTE 4. - INCOME TAXES

Income tax expense for the period ended July 31, 2000 includes the following components:

                                     Federal       State         Total
                                     -------       -----         -----
        Current                     $ 1,276       $   740       $ 2,016
        Deferred credit                 (68)          (40)         (108)
                                    -------       -------       -------

                                    $ 1,208       $   700       $ 1,908
                                    =======       =======       =======

Income tax expense differs from amounts computed by applying the U.S. Federal income tax annualized rate of 15% to earnings before income taxes as a result of the following:

        Computed  "expected" tax expense                            $1,387
        Increase in income taxes resulting from:
          State income taxes, net of Federal income tax benefit        521
                                                                    ------

                                                                    $1,908
                                                                    ======

The tax effects of temporary differences that give rise to a deferred tax asset at July 31, 2000 is the excess of financial statement deduction over tax amortization of organizational expenses. The deferred tax asset is $108 to be recognized for tax purposes over the next 59 months.

                            ORDERPRO LOGISTICS, INC.
                          NOTES TO FINANCIAL STATEMENT
              FOR THE PERIOD FROM INCEPTION TO ENDED JULY 31, 2000
                                   (continued)


NOTE 5 - RELATED PARTY TRANSACTIONS

As part of the formation of the Company, the major stockholder contributed furniture, property and related assets to the Company in exchange for stock of the Company. These assets were recorded at the net depreciated value of the assets held by the stockholders.

NOTE 6. - LEASE COMMITMENTS

The Company is obligated under a long term lease for office space in Tucson Arizona. The annual lease payments require monthly payments of $3,521 with annual escalation through May 31, 2003. Annual commitments for the calendar years are as follows:

                  2000                      $ 17,603
                  2001                        43,478
                  2002                        45,652
                  2003                        19,406


NOTE 7 - STOCKHOLDERS' EQUITY

The Company has 1,000,000 shares of no-par value stock authorized and 752,000 shares outstanding at July 31, 2000.